UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida 33021
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 987-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

HEICO Corporation (the “Company”) held its Annual Meeting of Shareholders on Friday, March 17, 2017. The shareholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed February 10, 2017.

Proposal 1:    Proposal to Elect Directors

The Company’s shareholders elected all ten director nominees to serve until the next annual meeting of shareholders or until a successor is elected and qualified. The result of the vote is set forth in the table below:

Director	For	Withheld	Broker Non-Votes

Thomas M. Culligan	24,009,538	166,988	5,067,418
Adolfo Henriques	24,008,178	168,348	5,067,418
Mark H. Hildebrandt	22,427,452	1,749,074	5,067,418
Wolfgang Mayrhuber	23,951,976	224,550	5,067,418
Eric A. Mendelson	23,844,070	332,456	5,067,418
Laurans A. Mendelson	23,458,699	717,827	5,067,418
Victor H. Mendelson	23,845,410	331,116	5,067,418
Julie Neitzel	24,011,222	165,304	5,067,418
Dr. Alan Schriesheim	22,492,079	1,684,447	5,067,418
Frank J. Schwitter	22,970,811	1,205,715	5,067,418

Proposal 2:    Advisory Vote on Executive Compensation

The Company’s shareholders held a non-binding, advisory vote on executive compensation. The result of the vote is set forth in the table below:

For	Against	Abstain	Broker Non-Votes

23,896,159	173,946	106,421	5,067,418

Proposal 3:    Advisory Vote On The Frequency of Holding Future Advisory Votes on
Executive Compensation

The Company’s shareholders held a non-binding, advisory vote on how frequently they would like an advisory vote on executive compensation. The result of the vote is set forth in the table below:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes

2,845,106	124,647	21,116,593	90,180	5,067,418

Proposal 4:    Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2017. The result of the vote is set forth in the table below:

For	Against	Abstain

27,882,224	1,292,273	69,447

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date:	March 20, 2017	By:	/s/ CARLOS L. MACAU, JR.
Carlos L. Macau, Jr. Executive Vice President - Chief Financial Officer (Principal Financial Officer)

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